Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-163030 and File No. 333-195033) and Form S-8 (File No. 333-30972, File No. 333-54230, File No. 333-75734, File No. 333-102051, File No. 333-111814, File No. 333-121379, File No. 333-147977, File No. 333-153548, File No. 333-152426, File 333-160915, File 333-172605 and File 333-186072) pertaining to the Credence Systems Corporation 1993 Stock Option Plan, as amended and restated, the LTX Corporation 1999 Stock Plan, the LTX Corporation 2001 Stock Plan, the NPTest Holding Corporation 2003 Stock Incentive Plan, the LTX Corporation 2004 Stock Plan, the Second Amended and Restated LTX—Credence Corporation 2004 Employee Stock Purchase Plan, the Credence Systems Corporation 2005 Stock Incentive Plan, and the LTX—Credence Corporation 2010 Stock Plan of Xcerra Corporation of our reports dated September 16, 2016, relating to the consolidated financial statements and schedule, and the effectiveness of Xcerra Corporation’s internal control over financial reporting as of July 31, 2016, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

September 16, 2016